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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)         SEPTEMBER 8, 2000
                                                            -----------------


                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


         333-33397                                      41-1724239
  (Commission File Number)                  (IRS Employer Identification No.)


901 MARQUETTE AVENUE, SUITE 2300     MINNEAPOLIS, MN                       55402
--------------------------------------------------------------------------------
   (Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code    612-373-5300
                                                            ------------



1221 NICOLLET MALL, SUITE 700        MINNEAPOLIS, MN                       55403
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

On September 8, 2000, NRG Energy, Inc., a majority owned subsidiary of Xcel Energy, Inc., acquired a 100-year lease of the Flinders Power assets in South Australia for (AUD) $314.4 million ($169.8 million U.S. as of September 21,
2000). Flinders Power includes two power stations totaling 760 megawatts (MW), the Leigh Creek coal mine 175 miles north of the power stations, a dedicated rail line between the two, and Leigh Creek township. Pursuant to the lease agreement, Flinders Power is required to purchase the electricity generated by the Osborne Cogeneration Station for the next eighteen years and is also obligated to supply the natural gas that will be burned by the Osborne Cogeneration Station for the next thirteen years. The press release announcing NRG Energy, Inc. as the successful bidder for the Flinders Power assets is filed with this Form 8-K as Exhibit 99.11 See "Item 7. Exhibits."



Item 7. Exhibits.

         The following exhibits are filed with this report on Form 8-K:

Exhibit No.                Description
-----------                -----------
99.11                      Press release issued August 2, 2000 of NRG Energy, Inc.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NRG Energy, Inc.
                                               (Registrant)



                                               By /s/ Leonard A. Bluhm
                                                  ---------------------------
                                                  Leonard A. Bluhm
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)



Dated:  September 25, 2000